UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2017

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2017, ScanSource, Inc. (the “Company”) appointed Gerald Lyons as Executive Vice President and Chief Financial Officer effective as of August 23, 2017. From 2007 through August 23, 2017 Mr. Lyons served in a series of positions of increasing responsibility with the Company, most recently as Interim Chief Financial Officer.

Pursuant to the employment letter also attached as Exhibit 10.1 to this report (which is incorporated herein by reference), Mr. Lyons will be paid an annual base salary of $350,000 and have an annual cash bonus target equal to 70% of his base salary with a maximum of 2.0 times his base salary. He also will receive other benefits, including change-in-control payments, as detailed in the Company’s Executive Severance Plan previously filed with the Securities and Exchange Commission, and is eligible for participation in the Company’s other long-term incentive award programs. Under the Company’s Executive Severance Plan, Mr. Lyons will have a “severance multiple” of 1.5 and a “Change in Control Multiple” of 2.0. Mr. Lyons’ entry into the Employment Letter terminates Mr. Lyons’ Employment Agreement, as previously amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Letter dated August 23, 2017.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: August 24, 2017	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer